Exhibit 21
                                                               ----------

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             --------------

   Alive & Well, Inc. (Delaware)
   Allard Laboratories, Inc. (Delaware)
       Bristol-Myers Squibb (Thailand) Ltd. (Delaware)
   Apothecon, Inc. (Delaware)
       Linson Pharma Inc. (Canada)
   The B-M Group (Proprietary) Limited (Republic of South Africa) Blisa, Inc. (Delaware)
        Bristol-Myers Limited (Thailand)
        Bristol Laboratories International, S.A. (Delaware)
            B.L. Pharmaceuticals (Proprietary) Limited
              (Republic of South Africa)
            Bristol Laboratories Products, Inc. (Panama)
            Bristol-Myers Squibb S.A. (Colombia)
            Bristol-Myers Squibb (Taiwan) Limited (Taiwan)
            Bristol Pharmaceutical Information Center, S.A. (Panama)
            Laboratorios Bristol del Ecuador, C.A. (Ecuador)
               Bristol-Myers Ecuatoriana, S.A. (Ecuador)
            Laboratorios Industriales Grove S.A. (Ecuador)
        G.I.E. Centre de Recherche de Biologie Moleculaire (France) Grove Limited (Thailand)
   Boclaro Inc. (New York)
   Bristol Caribbean, Inc. (Delaware)
   Bristol Farmaceutica Portuguesa Lda. (Portugal)
   Bristol Iran Private Company Limited (Iran)
   Bristol (Iran) S.A. (Delaware)
   Bristol Laboratories Corporation (Delaware)
   Bristol Laboratories Inc. (New York)
   Bristol Laboratories Medical Information Systems Inc. (Delaware) Bristol-Myers (Bangladesh) Inc. (Delaware)
   Bristol-Myers Barceloneta, Inc. (Delaware)
   Bristol-Myers Company (Delaware)
   Bristol-Myers de Colombia, S.A. (Delaware)
   Bristol-Myers de Mexico, S.A. de C.V. (Mexico)
   Bristol-Myers Foreign Sales Corporation (Virgin Islands) Bristol-Myers Industrial (Dominicana), Inc. (Delaware) Bristol-Myers International s.r.l. (Italy)
   Bristol-Myers (Japan) Limited (Japan)
       Bristol-Myers Lion Ltd. (Japan)
   Bristol-Myers Middle East S.A.L. (Lebanon)
   Bristol-Myers Nederland Inc. (Delaware)
   Bristol-Myers Overseas Corporation (Delaware)
   Bristol-Myers Pakistan (Pvt.) Limited (Pakistan)
   Bristol-Myers (Private) Ltd. (Zimbabwe)
   Bristol-Myers (Zaire) Ltd. (Delaware)
   Bristol-Myers Squibb A.E.B.E. (Greece)
   Bristol-Myers Squibb Aktiebolag (Sweden)
       Bristol Laboratorier Aktiebolag (Sweden)
   Bristol-Myers Squibb Asia/Pacific, Inc. (Delaware)

                                  E-3-1

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             --------------

   Bristol-Myers Squibb Belgium (Belgium)
   Bristol-Myers Squibb Brasil, S.A. (Brazil)
       Apothecon Farmaceutica Ltda. (Brazil)
   Bristol-Myers Squibb de Venezuela, S.A. (Venezuela)
       Servicios Administrativos Bristol-Myers, S.A. (Venezuela) Bristol-Myers Squibb Canada Inc. (Canada)
   Bristol-Myers Squibb Dominicana, S.A. (Delaware) Bristol-Myers Squibb Export SA (Switzerland)
   Bristol-Myers Squibb Global Properties Ltd. (Delaware) Bristol-Myers Squibb Holdings B.V. (Netherlands)
       Bristol-Myers Squibb B.V. (Netherlands)
       Mead Johnson B.V. (Netherlands)
       Zimmer B.V. (Netherlands)
   Bristol-Myers Squibb (Hong Kong) Limited (Hong Kong) Bristol-Myers Squibb Ilaclari, Inc. (Delaware)
   Bristol-Myers Squibb Ilaclari Limited Sirketi (Turkey) Bristol-Myers Squibb International Corporation (New York) Bristol-Myers Squibb K.K. (Japan)
   Bristol-Myers Squibb (Malaysia) Sendirian Berhad (Malaysia) Bristol-Myers Squibb (N.Z.) Limited (New Zealand) Bristol-Myers Squibb Norway Ltd. (Delaware)
   Bristol-Myers Squibb (Philippines) Inc.
   Bristol-Myers Squibb Pakistan (Pvt.) Ltd (Pakistan) Bristol-Myers Squibb Peruana, S.A. (Peru)
   Bristol-Myers Squibb Products S. A. (Switzerland) Bristol-Myers Squibb (Proprietary) Limited (South Africa) Bristol-Myers Squibb Puerto Rico, Inc. (Delaware) Bristol-Myers Squibb Service Ltd. (Bermuda)
   Bristol-Myers Squibb Sp. z.o.o. (Poland)
   Bristol-Myers Squibb (Singapore) Pte. Ltd. (Singapore) Bristol-Myers Squibb (West Indies) Ltd. (Delaware) Bristol-Myers Superannuation Limited (Australia)
   Cancer Research, Inc. (Washington)
       Oncogen limited Partnership (Washington)
   Clairol de Mexico, S.A. de C.V. (Mexico)
   Clairol Incorporated (Delaware)
       Clairol Appliances, Inc. (Delaware)
       Duart Industries, Ltd. (California)
       Logics International, Inc. (Delaware)
   Compania Bristol-Myers Squibb de Centro America (Delaware)
       Bristol-Myers Squibb de Costa Rica, S.A. (Costa Rica) Grove Insurance Company Ltd. (Bermuda)
   Lauren Stacy Marketing, Inc. (Ohio)
   Linvatec Corporation (Florida)
   Listo B.V. (Netherlands)
       Listo International B.V. (Netherlands)
       Listo Netherlands B.V. (Netherlands)
       Orpex (France)
       Listo Investment B.V. (Netherlands)

                                  E-3-2

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             --------------

Matrix Essentials, Inc. (Ohio)
       Matrix Group Limited Partnership (Italy)
             Matrix Italia S.r.l. (Italy)
              Mon Elle S.r.l. (Italy)
       Matrix Essentials Limited (U.K.)
   Mead Johnson & Company (doing business as) Bristol-Myers Squibb
      U.S.Pharmaceutical and Mead Johnson Nutritional Group (Delaware)
   Mead Johnson de Mexico, S.A. de C.V. (Mexico)
       Selecciones Mercantiles, S.A. de C.V. (Mexico)
   Mead Johnson Ecuador, S.A. (Ecuador)
   Mead Johnson (Guangzhou) Company  (China)
   Mead Johnson International, Ltd. (Canada)
       Bristol-Myers Squibb Argentina S.A. (Argentina)
   Mead Johnson Jamaica Ltd. (Delaware)
   Mead Johnson Limited (England)
   Mead Johnson (Manufacturing) Jamaica Limited (Jamaica)
   Mead Johnson (Philippines) Inc. (Philippines)
       Mead Johnson Pharmaceutical, Inc. (Philippines)
   Mead Johnson Farmaceutica Limitada (Portugal)
   Medical Engineering Corporation (Delaware)
       MEC Subsidiary Corporation (Wisconsin)
   Monarch Crown Corporation (Delaware)
   OY Bristol-Myers Squibb (Finland) AB (Finland)
   Route 22 Real Estate Holding Corporation (Delaware)
   Schuppert Meubelen Holten B.V. (The Netherlands)
       A/S GEA Farmaceutisk Fabrik (doing business as) Bristol-Myers
        Pharmaceuticals A/S (Denmark)
   Squibb Industria Farmaceutica, S.A. (Spain)
       Apothecon, S.A. (Spain)
       Bristol-Myers S.A. (Spain)
       Convatec, S.A. (Spain)
   Squibb Corporation (Delaware)
       Bristol-Myers Squibb Caribbean Corporation (Delaware)
       E.R. Squibb & Sons, Inc. (Delaware)
          Calgon Vestal Laboratories, Inc. (Delaware)
          Bristol-Myers Oncology Therapeutic Network, Inc. (Delaware) Bristol-Myers Squibb GmbH (Germany)
             77 Wilson St. Corp. (New Jersey)
              Convatec Vertriebs G.m.b.H. (Germany)
              Zimmer Chirurgie G.m.b.H. (Germany)
                 S&G Implants G.m.b.H. (Germany)
              Agit Ges. fuer Informationssysteme und-Techniken m.b.H.(Germany) Bristol-Myers G.m.b.H. (Germany)
                  Bristol-Myers Ges. m.b.H. (Austria)
                  Bristol Arzneimittel g.m.b.H. (Germany)
                  Carboplant Spezialimplante G.m.b.H. (Germany)
                  Orthoplant Endoprothetik G.m.b.H. (Germany)
                  Bristol-Myers Squibb Ges.m.b.H. (Austria)

                                  E-3-3

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             --------------

              Bristol-Myers Squibb Holding Germany GmbH (Germany)
              Bristol Salor Pharma G.m.b.H. (Germany)
              Bristol-Myers Squibb Zentrum fuer Forschung und Fortbildung im Gesundheitswesen G.m.b.H. (Germany)
              Elektrochemische Gesellschaft Hirschfelde GmbH (Germany)
                Princeton Pharmaceuticals Limited (New Zealand)
              Laboratorio Farmaceutico Squibb, S.A. (Guatemala) Salorpharma GmbH (Germany)
              Squibb Pharma G.m.b.H. (Germany)
              Squibb von Heyden G.m.b.H. (Germany)
              Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.(Germany) Von Heyden Pharma G.m.b.H. (Germany)
          Bristol-Myers Squibb Holdings Limited (England)
              Bristol-Myers Company Limited (England)
              Bristol Pharmaceutical and Drug Company Limited (England) Bristol-Myers Squibb International Limited (England) Convatec Limited (England)
                  Squibb Convatec Medical Products Co. Ltd. (China)
              CV Laboratories Limited (England)
              E.R. Squibb & Sons Limited (England)
                Bristol-Myers Squibb Pharmaceutical Ltd. (England)
              Kingsdown Medical Consultants Ltd. (England)
                  Clairol Limited (England)
              Pharmavit Gyogyszer-es Elelmiszeripari Reszventarsasag
               (Republic of Hungary)
              Zimmer Europe Limited (England)
              Zimmer Limited (England)
       Bristol-Myers Squibb Pharmaceuticals Limited (Ireland) Bristol-Myers Squibb S.A. (France)
              Argentia S.A.C.I.F.I. (Argentina)
              BMS Holdings (France)
                  Laboratoires UPSA S.A.S. (France)
              Zimmer S.A. (France)
                  Astel Laboratories S.A.R.L. (France)
                  Osmat S.A. (France)
                  Delmed S.A. (France)
       Bristol-Myers Squibb SpA (Italy)
              Bristol Foundation (Italy)
              Clairol International, S.r.l. (Italy)
              Laboratori Guieu S.p.A. (Italy)
                 Laboratories Guieu France S.a.r.l. (France)
              MI.BE.MA. S.r.l. (Italy)
              Mead Johnson S.p.A. (Italy)
              Zimmer S.r.l. (Italy)
       Center for Health Outcomes and Economics, Inc. (Delaware)
       Convatec Sp. z.o.o. (Poland)
       Convatec Spol. s.r.o. (Czech Republic)
       Convatec Trading and Services Limited (Hungary)

                                  E-3-4

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             --------------


       EWI Corporation (Delaware)
       E.R. Squibb & Sons, Inc. (New Jersey)
       E.R. Squibb & Sons Inter-American Corporation (Delaware)
                 E.R. Squibb & Sons de Venezuela, C.A. (Venezuela) G.I.E. Institut de Recherche Squibb (France)
       Laboratoires Convatec S.A.R.L. (France)
       Societe Francaise de Complements Alimentaires S.A. (France) Squibb ApS (Denmark)
       Squibb Europe Inc. (Delaware)
       Squibb (Far East) Limited (Hong Kong)
       Squibb Manufacturing, Inc. (Delaware)
       Squibb Pacific Ltd. (Hong Kong)
       Squibb Surgicare Limited (England)
       Swords Laboratories Limited (Ireland)
            Bristol-Myers Squibb International Company (Ireland) Lawrence Laboratories Ltd. (Ireland)
            Linson Investments Limited (Cayman Islands)
                Bristol-Myers Squibb de Mexico S.A. de C.V. (Mexico) F.A.I.R. Laboratories Limited (England)
                Fray, S.A. (Dominican Republic)
                Industrias Linson, S.A. (Ecuador)
                P.T. Squibb Indonesia (Indonesia)
                Squibb Development Limited (England)
                Squibb Middle East S.A. (Panama)
                Squibb Farmaceutica Portuguesa Limitada (Portugal)
                  Heyden Farmaceutica Portuguesa Limitada (Portugal)
                Squibb (Thailand) Limited (Thailand)
      Squibb Overseas Investments, Inc. (Delaware)
     Squibb Properties, Inc. (Delaware)
 345 BM Corporation (Delaware)
     Bristol-Myers Squibb Australia Pty. Ltd. (Australia) Bristol-Myers Squibb A.G. (Switzerland)
     Grove Products (Far East) Limited (England)
 Wallingford Research, Inc. (Delaware)
 Westwood-Intrafin S.A. (Switzerland)
     Bristol-Myers Squibb (MEA) S.A. (Switzerland)
     Stamford Holdings, B.V. (Netherlands)
 Westwood-Squibb Pharmaceuticals Inc. (Delaware)
 Zimmer Europe Co-ordination Centre, N.V. (Belgium)
 Zimmer, Inc. (Delaware)
     Snyder Laboratories, Inc. (Delaware)
     Zimmer of Canada Limited (Canada)
     Zimmer Caribe, Inc. (Delaware)
     Zimmer New Zealand Limited (New Zealand)
     Zimmer Pte. Ltd. (Singapore)
     Zimmer S.A. (Spain)
 Zimmer Korea Co., Ltd. (Korea)

                                  E-3-5